UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2016

COMMITTED CAPITAL ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	333-192586	45-4345803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue 22nd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-759-2020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 14, 2016, Committed Capital Acquisition Corporation II (the “Company”) filed a Current Report on Form 8-K (the “Original Report”). The Original Report is hereby amended and restated in its entirety in order to reflect the number of shares redeemed in connection with the Extension Amendment and the Trust Amendment (as such terms are defined below).

Item 1.01. Entry into a Material Definitive Agreement

As a result of the special meeting of stockholders and the special meeting of warrantholders described in Item 5.07 below (the “Stockholder Meeting” and the “Warrantholder Meeting”, respectively), on April 8, 2016, the Company entered into agreements with Continental Stock Transfer & Trust Company (“Continental”) (i) to amend and restate the investment management trust agreement entered into between the Company and Continental on April 10, 2014 (the “Amended and Restated Trust Agreement”), and (ii) to amend the warrant agreement entered into between the Company and Continental on that same date (the “Warrant Agreement Amendment”).

Pursuant to the Amended and Restated Trust Agreement, such amendment permits distributions from the trust account to pay public stockholders properly demanding redemption in connection with the vote on the Extension Amendment (as defined below) and the Trust Amendment (as defined below) at the Stockholder Meeting, and extended the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction from April 10, 2016 (the “Current Termination Date”) to April 10, 2017 (the “Extended Termination Date”).

Pursuant to the Warrant Agreement Amendment, such amendment provides for the conversion of all of the Company’s 8,000,000 outstanding warrants into an aggregate of 80,000 shares of common stock (so that each warrant is converted into one-hundredth (1/100th) of one share) upon the consummation of a business transaction, and for the termination of the Warrant Agreement in connection with such conversion.

A copy of the Amended and Restated Trust Agreement and the Warrant Agreement Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

Submission of Matters to Vote of Stockholders

At the Stockholder Meeting, which occurred on April 8, 2016, the Company’s stockholders approved the following:

•	an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the date before which the Company must complete a business transaction (the “Termination Date”) from the Current Termination Date to the Extended Termination Date, and provide that the date for cessation of operations of the Company if the Company has not completed a business transaction would similarly be extended;

•	an amendment to the Company’s amended and restated certificate of incorporation to allow holders of the Company’s public shares, in connection with the extension of the Termination Date, to redeem their public shares for a pro rata portion of the funds available in the trust account (the “trust account”) established in connection with the Company’s initial public offering (the “Trust Amendment”), and authorize the Company and the trustee to disburse such redemption payments; and

•	the Amended and Restated Trust Agreement, to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with the Extension Amendment and the Trust Amendment; and extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction from the Current Termination Date to the Extended Termination Date.

The approval of these proposals required the affirmative vote of 65% of the issued and outstanding shares of the Company’s common stock as March 4, 2016.

The voting results for the Extension Amendment were as follows:

FOR	AGAINST	ABSTAIN
18,500,236	36,100	215,740

The voting results for the Trust Amendment were as follows:

FOR	AGAINST	ABSTAIN
18,589,986	36,100	125,990

The voting results for the amendment and restatement of the Trust Agreement were as follows:

FOR	AGAINST	ABSTAIN
18,589,986	36,100	125,990

5,605,929 shares of the Company’s common stock were redeemed for $28,029,645 in connection with the approval of the Extension Amendment and the Trust Amendment.  As of May 10, 2016, 2,394,071 shares of the Company’s common stock issued in its initial public offering remain outstanding, and approximately $12,000,000 remains in the trust account.

Submission of Matters to Vote of Warrantholders

At the Warrantholder Meeting, which occurred on April 8, 2016, the Company’s warrantholders approved the following:

•	the Warrant Agreement Amendment to provide for the conversion of all of the 8,000,000 outstanding warrants into an aggregate of 80,000 shares of common stock (so that each warrant is converted into one-hundredth (1/100th) of one share) upon the consummation of a business transaction, and to terminate the Warrant Agreement in connection with such conversion; and

•	a proposal to adjourn the Warrantholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting of warrantholders, there are not sufficient votes to approve the warrant conversion proposal.

The approval of these proposals required the affirmative vote of 65% of the Company’s issued and outstanding warrants as March 4, 2016.

The voting results for the amendment to the Warrant Agreement were as follows:

FOR	AGAINST	ABSTAIN
7,146,530	35,100	89,750

The voting results for the adjournment proposal were as follows:

FOR	AGAINST	ABSTAIN
7,046,530	35,100	189,750

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1*	Amended and Restated Investment Management Trust Agreement, dated April 8, 2016, by and between Committed Capital Acquisition Corporation II and Continental Stock Transfer & Trust Company

10.2*	Amendment to the Warrant Agreement, dated April 8, 2016, by and between Committed Capital Acquisition Corporation II and Continental Stock Transfer & Trust Company

* Previously filed as the like numbered exhibit to our Current Report on 8-K, filed with the SEC on April 14, 2016

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation II

May 12, 2016	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: Chief Executive Officer and Chairman